ASSETMARK CODE OF ETHICS AND BUSINESS
CONDUCT
FOR
ASSETMARK FINANCIAL HOLDINGS, INC. AND ITS AFFILIATES1

Contents
Part One: Policy on Personal Investing    3
I.Introduction    3
II.Sanctions 4
III.Definitions    5
IV.Standards of Business Conduct 9
A.Comply with Policies, Laws, Rules and Regulations    9
B.Disclose and Avoid Conflicts of Interest 10
C.Place the Interests of Clients First11
D.Avoid Taking Inappropriate Advantage of Your Position    12
E.Avoid Misusing Corporate Assets 12
F.Corporate and Investment Opportunities 12
G.Undue Influence    13
H.Protect and Do Not Disclose Confidential Information 13
I.Conduct Your Personal Securities Transactions in Full Compliance with this Code 14
J.If You Are A Covered Associate, Abide by the Political Contributions Policy 14
K.Your Responsibility to Maintain AssetMark’s Controllership    14
V.Personal Investment Transaction Policies    14
A.Restrictions on Personal Investment Transactions    15
B.Pre-Clearance Requirements for Access Persons    16
VI.Reporting Requirements of Access Persons    18
A.List of Accounts    18
B.Initial Holdings Report    18
C.Quarterly Transactions Reports    19
D.Annual Holdings Report    20
E.Reporting Requirement Exceptions    21

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F.Reporting Requirements of Access Persons Who Resign or are Terminated    22
G.Annual Certification of Compliance with this Code    22
Part Two: Policy Prohibiting Insider Trading    22
I.Who is an Insider?    23
II.What is Material Information?    23
III.What is Nonpublic Information? 24
A.Not Certain if You Have “Inside” Information?    24
B.Penalties for Insider Trading    24
C.Serving as an Officer or Director of a Publicly Traded Company 25
D.AssetMark’s Insider Trading Policy    25
Part Three: Gift & Entertainment Policy    25
I.Applicable Laws and Regulations    26
II.Policy    26
A.General Prohibitions    26
B.Limitations on Giving or Receiving Gifts 26
C.Limitations on Receiving Entertainment 27
III.Compliance Procedures    28
A.Providing Policy to Employees    28
B.Annual Certification 28
Part Four: Whistleblower Procedures    28
I.Submission of Complaints 28
II.Reporting of Submissions 28
III.Publication and Amendment of Procedures 29
IV.Contact Information    29

Exhibit A:	Reportable Fund List of Mutual Fund Families	30
Exhibit B:	Reportable Account Types for Access Persons	31
Exhibit C:	Pre-Clearance Chart for Access Persons	32

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Part One: Policy on Personal Investing
I.Introduction
The AssetMark Code of Ethics and Business Conduct applies to AssetMark, Financial Holdings Inc. and its affiliates (together the “Companies”) and the mutual funds advised by AssetMark (each a “Fund” and collectively the “Trusts,” as identified in Exhibit A). As a matter of policy and practice, and consistent with industry best practices and SEC requirements (SEC Rule 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the Investment Company Act of 1940, applicable to firms that act as investment adviser, or principal underwriter, to a registered investment company), the Companies have adopted a written Code of Ethics (the “Code”) covering all Supervised Persons (as defined in Section III below). The Code is divided into four major parts. Part One contains the Policy on Personal Investing; Part Two contains the Policy Prohibiting Insider Trading; Part Three contains the Gift and Entertainment Policy; and Part Four contains the Whistleblower Procedures.

The Trusts are investment companies registered under the Investment Company Act of 1940, as amended (“1940 Act”). AssetMark is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and provides investment advisory services to various client accounts and to the Trusts. AssetMark Trust provides its custodial services exclusively to AssetMark clients. AssetMark Brokerage acts as the principal underwriter/distributor of mutual fund shares within the Trusts.

The Code includes standards of business conduct with which the Companies’ Supervised Persons are required to comply and reflects the Companies’ fiduciary duties to the Trusts and Companies’ clients. The Code requires compliance with applicable
U.S. Federal Securities Laws and incorporates procedures to implement such compliance. The responsibility for maintenance and enforcement of the Code lies substantially with the Chief Compliance Officer (“CCO”) of AssetMark (as defined in Section III below). Any violations, or suspected violations, of the Code must be reported promptly to the CCO.

To promote best practices, this Code imposes obligations on officers, directors, Supervised Persons and Access Persons of the Companies and the Trusts, in addition to those required by Rule 17j-1 and Rule 204A-1. In doing so, the Companies and the Trustees of the Trusts recognize that a failure to comply with any non-mandatory sections herein should not be construed as a violation of Rule 17j-1 or Rule 204A-1.

As we promote our core values of Heart, Integrity, Excellence, and Respect, it is our responsibility to commit to ethical conduct. As such, we commit to high standards of behavior that:

•Sustain a culture where ethical conduct is recognized and highly valued

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•Adheres to all applicable laws and regulations
•Promotes honesty, fairness and trustworthiness in all our business activities

•Avoids conflicts of interest
As well, it is our responsibility to demonstrate compliance with company policy and rules.

Prevent compliance problems by
•Ensuring that risks associated with the business processes under your management are systematically identiﬁed
•Ensuring that policies and procedures are tailored to the particular risk areas within each department or business unit, and are issued and communicated
•Providing education and legal counseling to ensure that employees, and, where appropriate, third parties understand the requirements of policies and applicable law

Detect compliance problems by
•Implementing appropriate control measures in business processes to detect heightened risks
•Promoting an effective whistleblower system that permits employees to raise concerns without fear of retaliation
•Ensuring that periodic compliance reviews are conducted to assess the effectiveness of the business’ compliance measures and to identify ways of improving them

Respond to compliance problems by
•Taking prompt corrective action to ﬁx any identiﬁed weaknesses
•Taking appropriate disciplinary action
•Consulting with legal counsel and making appropriate disclosures to regulators and law enforcement authorities

II.Sanctions
In response to a violation of any part of this Code, the Companies or the Board of Trustees of the Trusts may impose such sanctions as they deem appropriate under the circumstances. Sanctions include, but are not limited to: a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), civil referral to the Securities and Exchange Commission, criminal referral or termination of employment. Violators may be required to give up any profit or other benefit realized from any transaction in violation of this Code. The following are examples of conduct that may result in discipline:

•Actions that violate a policy

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•Requesting others to violate a policy
•Failure to promptly raise a known or suspected violation of a policy
•Failure to cooperate in investigations of possible violations of a policy
•Retaliation against another employee for reporting an integrity concern
•Failure to demonstrate the diligence needed to ensure compliance with AssetMark policies and applicable law

Violation of an AssetMark policy or the Code can also mean breaking the law, subjecting you or the Companies to criminal penalties (ﬁnes or jail sentences) or civil sanctions (damage awards or ﬁnes).

III.Definitions
This section defines the terms used throughout the first three parts of the Code. The terms defined in this section do not apply to the Whistleblower Procedures found in Part Four.

ACCESS PERSON: As used in the Code, the term “Access Person” shall mean any trustee, officer or director (or other person occupying a similar status or performing similar functions) of the Companies or the Trusts. It also includes certain employees, consultants, contractors or interns of the Companies or the Trusts (as further defined below), and any other person who is subject to the supervision and control of the Companies and has access to non-public information regarding any clients’ purchase or sale of securities, or access to non-public information regarding holdings within any Managed Account or Reportable Fund, provides or has access to investment advice to clients on behalf of the Companies, or who makes non-public securities recommendations to clients on behalf of the Companies. If an individual obtains information that may affect his or her access to information as described above, he or she is required to make the CCO aware of this potential change. Should any such individual be deemed to have obtained access to such information, the CCO will inform such individual of the change in his or her access status and pre- clearance and reporting requirements. The CCO will maintain a list of all Access Persons.

An Access Person is further defined as:

Access Person: An employee of the Companies (including a consultant, “on-shore” contractor, or intern) who may be in a position, through their daily activities, to receive advance notice of trades placed in Managed Accounts or Reportable Funds. Unless exempted by the CCO, persons working in Trade Operations, Custody Operations, Reporting, Investment Strategies, Savos Investments, Aris Investment Services, IT Infrastructure Services, Legal, Compliance, Fund Compliance, Fund Administration, all members of the Executive Management team of AssetMark or the Companies, including any other person as determined by the CCO, are

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deemed Access Persons.

AUTOMATIC INVESTMENT PLAN: The term “Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a Direct Participation Plan or Dividend Reinvestment Plan. An Automatic Investment Plan may be a Reportable Account if it holds or is capable of holding Reportable Securities.

BENEFICIAL OWNERSHIP: The term “Beneficial Ownership” will be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934. Accordingly, an Access Person will be deemed a “Beneficial Owner” of any security in which the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest (i.e., the opportunity to profit directly or indirectly from a transaction in the security). An Access Person will be presumed to have Beneficial Ownership in securities held by the person's spouse and other immediate family members (children, stepchildren, grandchildren, parents, stepparents, grandparents, siblings, in-laws and adoptive relationships) who share the same household, as well as securities held by a Domestic Partner.

In addition, an Access Person will be presumed to have Beneficial Ownership in securities and accounts subject to the person’s direct or indirect influence or control and/or through which the person obtains the substantial equivalent of ownership, such as securities held by a trust in which the person is a Trustee or beneficiary, securities held by a partnership in which the person is the general partner, securities held by a corporation in which the person is a controlling shareholder or officer, or any other similar arrangement.

Any report required by Part One, Section VI of the Code may include a statement that the report will not be construed as an admission that the person making the report has any direct or indirect Beneficial Ownership in the security to which the report relates.

CHIEF COMPLIANCE OFFICER: The CCO is an officer of AssetMark who is specifically designated by the Companies or an officer of the Trusts, or who is specifically designated by the Board of Trustees of the Trusts, to perform functions pursuant to this Code.

COVERED ASSOCIATE: 1) any general partner, managing member or executive officer, or other individual with a similar status or function; 2) any employee who solicits a government entity for the investment adviser and any person who supervises, directly or indirectly, such employee and 3) any political action committee controlled by the investment adviser or by any person described in 1 and 2.

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DOMESTIC PARTNERSHIP: A person 18 years of age or older who lives in the same residence with an Access Person in an exclusive committed relationship but is neither married nor related.

FEDERAL SECURITIES LAWS: As used in the Code, the term “Federal Securities Laws” means the Securities Act of 1933, as amended (the “1933 Act”); the Securities Exchange Act of 1934, as amended (the “1934 Act”); the Sarbanes-Oxley Act of 2002, as amended; the 1940 Act; the Advisers Act; Title V of the Gramm-Leach-Bliley Act, as amended; any rules adopted by the U.S. Securities and Exchange Commission (the “SEC”) under any of these statutes; the Bank Secrecy Act as it applies to investment companies and investment advisers; and any rules adopted thereunder by the SEC, the Department of the Treasury, or the Department of Labor (ERISA).

INDEPENDENT TRUSTEE: As used in the Code, the term “Independent Trustee” shall mean any Trustee of the Trusts who is not an “interested person” of the Trusts, as defined in section 2(a)(19) of the 1940 Act.

INITIAL COIN OFFERING: The term “Initial Coin Offering” means an offering of virtual coins or tokens (also known as “cryptocurrency”) that are created and disseminated through blockchain technologies. Depending on the facts and circumstances, these offerings can meet the definition of a security in the federal securities laws.

INITIAL PUBLIC OFFERING: The term “Initial Public Offering” means an offering of securities registered under 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the 1934 Act.

LIMITED OFFERING: The term “Limited Offering” means an offering that is exempt from registration under the 1933 Act pursuant to section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506, thereunder. Limited Offerings may commonly be referred to as private placements. Limited Offerings are required to be pre-cleared by Access Persons.

MANAGED ACCOUNT: As used in the Code, the term “Managed Account” means any client account (other than a Reportable Fund) managed by Savos Investments, Investment Strategies, Aris, or any outside investment adviser that AssetMark employs to manage client accounts on its behalf.

REPORTABLE ACCOUNT: The term “Reportable Account,” is an account at a broker, dealer, bank or other financial institution over which an Access Person has either direct or indirect ownership, and that holds or is capable of holding Reportable Securities. AssetMark’s 401k and Deferred Compensation Plans and any brokerage account related to AssetMark’s Health Savings Accounts (HSA’s), including any other HSA brokerage account, are also Reportable Accounts. See Exhibit B for more information.

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Special Note: A Reportable Account does NOT include an account held directly with an open-end investment company. If any account, other than an AssetMark house account, holds a Reportable Fund as defined below, it is a Reportable Account.

REPORTABLE FUND: As used in this Code, a “Reportable Fund” means any Fund that is a series of the Trusts listed in Exhibit A and any other Fund for which AssetMark serves as an adviser or sub-advisor.

REPORTABLE SECURITY: As used in the Code, the term “Reportable Security” shall have the same meaning as the definition of “security” as set forth in section 2(a)(36) of the 1940 Act, which includes the following: any note; stock; security future; bond; debenture; evidence of indebtedness; certificate of interest or participation in any profit-sharing agreement; collateral-trust certificate; pre- organization certificate or subscription; transferable share; investment contract; voting-trust certificate; certificate of deposit for a security; fractional undivided interest in oil, gas or other mineral rights; any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof). In addition, shares of any exchange-traded products (“ETFs”, “ETNs”, etc.) and exchange-traded closed-end funds, are Reportable Securities.

Further note, the term “Reportable Security” differs from the definition of security under section 2(a)(36) in that it does NOT include:

(a)Direct obligations of the U.S. government; treasuries;

(b)Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (including repurchase agreements);

(c)Securities issued by money market funds;

(d)Shares of registered open-end investment companies, other than the Reportable Funds or ETFs; or

(e)Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds that are not Reportable Funds.

SECURITY HELD OR TO BE ACQUIRED: As used in the Code, a security that is “Held or to Be Acquired” means (1) any security which, within the most recent 15 days (a) is or has been held by the Trusts, or (b) is being or has been considered by the Trusts or the Adviser or a sub-adviser to the Trusts for purchase by the Trusts; and (2) any option to purchase or sell, and any security convertible into, or exchanged for such a security.

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SECURITY BEING CONSIDERED FOR PURCHASE OR SALE: A security is
“Being Considered for Purchase or Sale” when a recommendation to purchase or sell has been made or communicated to the person responsible for trading. This includes the Trusts’ “buy” and “sell” orders.

SUPERVISED PERSON: As used in this Code, the term “Supervised Person” means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the Companies and any other persons that the CCO may, in her discretion, deem to be subject to certain provisions of this Code. Employees deemed Access Persons are also Supervised Persons. As used in this Code, when referring specifically to persons who are not Access Persons, the term “Non-Access Person” will be used.

IV.Standards of Business Conduct
The Code reflects the requirements of the Federal Securities Laws, including Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act. Each Supervised Person must adhere to the highest standard of professional and ethical conduct and should be sensitive to situations that may give rise to an actual conflict or the appearance of a conflict with our clients’ interests, or have the potential to cause damage to the reputation of the Companies or the Trusts. To this end, each Supervised Person must act in an ethical manner and with integrity, honesty and dignity. Acts of dishonesty including the spreading of rumors about AssetMark, the Trusts, or companies whose securities are held in the Managed Accounts or Trusts, that could manipulate markets or cause harm to the Managed Accounts or the Reportable Funds is strictly prohibited. Moreover, each Supervised Person must exercise reasonable care and professional judgment to avoid engaging in actions that put the image of the Companies or the Trusts or their reputations at risk.

While it is not possible to anticipate all instances of potential conflict or unprofessional conduct, the standard is clear that if you are a Supervised Person and have any doubt as to the appropriateness of any activity, you should consult the CCO. In addition, all Supervised Persons must report any violations of this Code promptly to the CCO. Supervised Persons are subject to this Code as prescribed herein.
Adherence to the Code is a basic condition of employment or service.

A.Comply with Policies, Laws, Rules and Regulations

Supervised Persons must comply with all laws, rules and regulations applicable to the operations and business of the Companies and the Trusts as well as internal AssetMark policies. Supervised Persons should seek guidance whenever they are in doubt as to the applicability of any law, rule or regulation regarding any contemplated course of action.

As a Supervised Person, you must comply with all applicable Federal Securities Laws. This means that Supervised Persons must NOT:

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∅     employ any device, scheme or artifice to defraud the Trusts, a Managed Account or any other client of the Companies in any manner;

∅     make any untrue statement of a material fact to the Trusts, a Managed Account or any other client of the Companies, or omit to state a material fact necessary in order to make such a statement, in light of the circumstances under which it is made, not misleading;

∅     engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Trusts, a Managed Account or any other client of the Companies; or

∅     engage in any manipulative practice with respect to the Trusts, a Managed Account or any other client of the Companies.

Competition Laws

The competition laws (referred to in the United States as the antitrust laws) are a critical part of the business environment in which AssetMark operates. They govern the day-to-day conduct of AssetMark’s businesses in setting prices and other aspects of purchasing, selling and marketing goods and services. AssetMark is dedicated to compliance with the competition laws in all of its activities. Every employee is responsible for compliance with those laws, as well as for promptly raising concerns about any possible violations to legal counsel, senior management, or through the Whistleblower process. If you have any questions, please consult Legal.

Anti-Money Laundering

People who are involved in criminal activity may try to “launder” the proceeds of their crimes to hide them or make the proceeds appear legitimate. AssetMark will conduct business only with reputable customers who are involved in legitimate business activities and whose funds are derived from legitimate sources. As required by the applicable regulations, AssetMark Trust currently abides by its AML policy and procedures. Please consult with AssetMark Trust compliance with any questions.

B.Disclose and Avoid Conflicts of Interest

Each Supervised Person should avoid any conflict of interest with regard to the Adviser and its clients, including the Trusts. A “conflict of interest” occurs when your private or personal interest interferes with the interests of the Adviser and/or the interests of its clients, including the Trusts. You must disclose any conflict of interest that arises in a specific situation or transaction and resolve the conflict before taking any action.

AssetMark recognizes and respects that employees may take part in legitimate

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ﬁnancial, business and other activities outside their jobs. However, those activities must be lawful and free of conﬂicts with their responsibilities as AssetMark employees.
Core Requirements
•Avoid actions or relationships that might conﬂict or appear to conﬂict with your job responsibilities or the interests of the Companies
•Obtain necessary approvals from your Manager and disclose the activity to Compliance before accepting any position as an ofﬁcer or director of an outside business concern
•Obtain the approval of your manager when accepting a board position with a not-for-proﬁt entity, when there may be a Company business relationship with the entity or an expectation of ﬁnancial or other support from the Company.
•Disclose your outside activities, ﬁnancial interests or relationships that may present a possible conﬂict of interest (or may present the appearance of a conﬂict) to your manager as well as legal counsel or compliance. Make these disclosures in writing when such a situation arises, as well as when asked to complete a Conﬂicts of Interest Questionnaire

Examples of potential conflicts:
•Holding a ﬁnancial interest in a company where you could personally affect
AssetMark’s business with that company
•Taking a part-time job where you may be tempted to spend time on that job during your normal working hours or to use Company equipment or materials
•Receiving gifts of greater than nominal value from suppliers, customers or competitors while you are in a position to inﬂuence Company decisions that might affect or appear to affect the outside concern (See “Part Three: Gift & Entertainment Policy” for specific dollar thresholds)
•Receiving personal discounts or other beneﬁts from suppliers, service providers or customers not available to the general public or similarly situated employees
•Accepting an offer to purchase “friends and family stock” in a company issuing shares through an initial public offering (IPO) if you interface with that company in your business activities (See “Policy on Personal Investing” for your pre-clearance responsibilities)
•Directing business to a supplier that is owned or managed by a relative or close friend
•Preferential hiring of, direct supervision of, or making a promotion decision about a spouse, relative or close personal friend
•A romantic or other personal relationship that may create a conﬂict of interest with the employee’s Company responsibilities or compromise Company interests

C.Place the Interests of Clients First

All Supervised Persons must avoid serving their own personal interests ahead of the interests of the Trusts or any Managed Account. Every Supervised Person shall

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notify the CCO of any personal actual or potential conflict of interest or other relationship which may involve the Trusts or any Managed Account, such as the existence of any economic relationship between personal transactions and Securities Held or to Be Acquired by any series of the Trusts or any Managed Account.

D.Avoid Taking Inappropriate Advantage of Your Position

The receipt of investment opportunities, perquisites or gifts from persons seeking business with the Companies, the Trusts or any Managed Account could call into question the exercise of a Supervised Person’s independent judgment. As a Supervised Person, you may not, for example, use your knowledge of portfolio transactions to profit from the market effect of such transactions or accept gifts of such value as to potentially impair your judgment in selecting brokers or other vendors on behalf of the Companies, the Trusts or any Managed Account. In addition, misusing resources, your position or inﬂuence to promote or assist an outside business or not-for- proﬁt activity is also an example of a possible violation of this standard of business conduct. All Supervised Persons must also comply with the Gift & Entertainment Policy, which is set forth in Part Three of this Code.

E.Avoid Misusing Corporate Assets

In order to provide services to its clients, AssetMark contracts with various outside investment advisers to provide recommendations that AssetMark uses to invest its clients’ assets in the Managed Accounts and the Trusts. These portfolio recommendations are proprietary assets of those outside advisers, and become proprietary assets to AssetMark upon receipt. As a Supervised Person, you may not use your knowledge of the portfolio construction and transactions effected by AssetMark or a contracted outside adviser to perform portfolio management duties for your own account. For example, a Supervised Person might violate this Code by constructing a substantially similar portfolio to one recommended by a contracted outside adviser. On a more broad scale, you should not misuse the Companies’ resources, intellectual property, time or facilities (including office equipment, e-mail, and computer applications), for personal gain.

F.Corporate and Investment Opportunities

As a Supervised Person, you may not take personal advantage of any opportunity properly belonging to any Managed Account, the Trusts or AssetMark. For example, you should not acquire Beneficial Ownership in any security of limited availability without first offering the opportunity to purchase such security to AssetMark for the relevant Managed Account or Trusts. On a similar note, you should not personally enrich yourself by using opportunities that the Companies could have an interest in that are discovered through the use of your position, the Companies’ information or property.

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G.Undue Influence

As a Supervised Person, you may not cause or attempt to cause any Managed Account or the Trusts to purchase, sell or hold any security in a manner calculated to create any personal benefit to you. If you stand to benefit materially from an investment decision for a Managed Account or the Trusts, and you are making or participating in the investment decision, then you must disclose the potential benefit to those persons with authority to make investment decisions for the Managed Account or the Trusts (or, if you are the investment person with authority to make investment decisions for the Managed Account or the Trusts, to the CCO). The person to whom you report the interest, in consultation with the CCO, must determine whether or not you will be restricted in making or participating in the investment decision.

H.Protect and Do Not Disclose Confidential Information

Generally, information relating to the investment activities of the Companies, the Trusts and any Managed Account is confidential. Such information shall not be disclosed to any persons other than authorized Supervised Persons. Consideration of a particular purchase or sale of a security for the Trusts or any Managed Account shall not be disclosed except to authorized persons, as appropriate. As a Supervised Person, you may obtain nonpublic information concerning the Trusts or any Managed Account, and you must respect the confidential nature of the information and not divulge it unless specifically authorized by the CCO.

Confidential information includes proprietary information and company trade secrets. Supervised Persons should be aware of the broad scope of confidential information and take steps to properly protect all Companies’ confidential information. Clearly marking non-public company information, limiting distribution and refraining from sharing company information with anyone outside of AssetMark or in any external forum are some examples of safeguarding company information. If you should have any specific questions in reference to safeguarding company information, please contact the CCO.

Each employee must take care to protect individually identiﬁable consumer information and other sensitive personal information from inappropriate or unauthorized use or disclosure. AssetMark has adopted policies to protect confidential client and business information and take reasonable steps to ensure compliance with such procedures.

•Do not acquire, use, or disclose individual consumer information in ways that are inconsistent with the Companies’ privacy policies or with applicable laws or regulations.
•If you have access to individual consumer information, use that information only for authorized business purposes.
•Keep secure your business’ records of individual consumer information, client personal identifiable information, and company confidential information. This

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includes both paper and electronic information.
•Consult with legal counsel before establishing or updating any system, process, or procedure to collect, use, disclose, or transmit individual consumer information or ﬁnancial records, or other sensitive personal information.
I.Conduct Your Personal Securities Transactions in Full Compliance with this Code

Doubtful situations should be resolved in favor of the Trusts or any Managed Account. Technical compliance with the Code’s procedures will not automatically insulate you from scrutiny with regard to any trades that indicate an abuse of fiduciary duties.

J.If You Are A Covered Associate, Abide by the Political Contributions Policy

AssetMark, as a registered investment adviser, may advise assets of certain government entities and must therefore abide by Rule 206(4)-5 of the Advisers Act. Certain Supervised Persons are also considered Covered Associates, as defined in Rule 206(4)-5, and must disclose political contributions. If you are a Covered Associate, you must abide by the political contributions reporting and pre-clearance requirements as specified in the Political Contributions Policy.

K. Your Responsibility to Maintain AssetMark’s Controllership

Controllership comprises four elements that each employee is responsible for keeping: (1) compliance with applicable laws, regulations and AssetMark policies; (2) rigorous business processes and controls to ensure that AssetMark’s physical, ﬁnancial and intellectual property assets are safeguarded; (3) integrity in communications to ensure timely, complete, fair, understandable and accurate reporting of actual and forecasted ﬁnancial information and non-ﬁnancial information in reports and documents that AssetMark submits to its owners or other government agencies and in public communications; (4) preservation of required documents and records, including all documents that are known to be relevant to pending or reasonably foreseeable litigation, audits or investigations.

V.Personal Investment Transaction Policies
Laws and ethical standards impose duties on the Companies, the Trusts and their Supervised Persons to avoid conflicts of interest between personal investment transactions and the transactions that the Companies make on behalf of their clients. In view of the sensitivity of this issue, it is important to avoid even the appearance of impropriety. The following personal investment transaction policies are designed to reduce the possibilities for such actual or apparent conflicts and/or inappropriate appearances, while at the same time, preserving reasonable flexibility and privacy in personal securities transactions. Except as otherwise noted, restrictions on personal investment transactions apply to all Supervised Persons.

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A.Restrictions on Personal Investment Transactions

As a Supervised Person, unless you are specifically exempt below, the following transactions are prohibited:
∅ You may not engage in any conduct or trading activity with respect to a Security Held or to Be Acquired by the Reportable Funds or any Managed Account if that conduct would defraud the Reportable Funds or Managed Accounts or be (or appear to be) a manipulative practice with respect to the Reportable Funds or Managed Accounts, including the market timing of Reportable Funds’ shares or short selling a security when it is held long by any Reportable Fund or Managed Account.

 ∅    You may not engage in excessive short-term trading of shares of Reportable Funds in any account including your AssetMark 401k. Supervised Persons are subject to the market timing policies outlined in the prospectuses of the Reportable Funds.

∅    You may not purchase or sell, directly or indirectly, for your own account or for any account in which you may have a beneficial interest: any Reportable Security or Reportable Fund which, to your knowledge, is being purchased or sold or is Being Considered for Purchase or Sale by AssetMark, sub-advisers to the Reportable Funds, or any client, including Managed Accounts, until one day after the Reportable Funds or any client, including Managed Accounts’, have completed their buying or selling of such Reportable Security or Reportable Fund . This restriction is known as a “Same-Day Blackout Period.”

The Same-Day Blackout Period does NOT apply to:

▪Independent Trustees (unless they should otherwise gain access to such information)
▪Purchases or sales effected in any account over which a Supervised Person has no direct or indirect influence or control.
▪Purchases or sales of securities that are not eligible for purchase or sale by the Reportable Funds or any Managed Account.
▪Purchases or sales that are not based on the decision of the Supervised Person.
▪Purchases or sales that are part of an Automatic Investment Plan, as long as the transaction was not made outside of a pre-set/pre-determined allocation.
▪Purchases effected upon exercise of rights issued by an issuer pro-rata to all holders of a class of securities, to the extent that such rights were acquired from such issuer.
▪Purchases or sales not otherwise exempt that receive the prior approval of the CCO because they are only remotely potentially harmful to the Reportable Funds or Managed Accounts. A purchase or sale that would be only remotely potentially harmful to the Trusts is one that is very unlikely to affect a highly institutional market or is clearly not related economically to the securities to be purchased, sold or held for the account of the Trusts. In granting such approval, the CCO shall determine that you are not trading upon any special knowledge acquired by virtue of your position.
▪Purchases or sales of shares of a Reportable Fund when the Funds are held in a Managed Account (i.e. AssetMark “House Accounts”).

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B.Pre-Clearance Requirements for Access Persons

Access Persons must obtain prior approval from the CCO in writing before directly or indirectly acquiring a Beneficial Ownership in any security in an Initial Public Offering,Limited Offering, or Initial Coin Offering.

Access Persons must also obtain pre-approval for Reportable Security transactions, including Reportable Security transactions to be made in Beneficially Owned accounts of spouses and Domestic Partners, unless the transaction falls under an exception listed below. Upon receiving written approval, you will have until the close of market on the next trading day to effect the trade, or such other time period deemed appropriate by the CCO. Should you fail to effect the trade during the pre-approval period, the approval period will expire, and you must obtain a new written pre-approval before effecting the transaction. The CCO may refuse to authorize any transaction in a Reportable Security by an Access Person without disclosing the reason for the refusal. Please refer to Exhibit C for more information on the types of securities requiring approval.

Note: Transactions that are effected through limit orders, stop loss orders, etc.; or similar actions are not exempt from preclearance requirements. Therefore, caution must be applied to any trade utilizing these or similar market actions to ensure that all trades have a current and approved preclearance request.

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EXCEPTIONS TO PRE-CLEARANCE FOR ACCESS PERSONS:
∅ Stock issued by AssetMark Financial Holdings, Inc. symbol (AMK). However, if you are a Window Group Member under the AssetMark Insider Trading Policy you must preclear AMK stock.
∅ Investments made in Managed Accounts or the Trusts for which you have no direct influence or control over the securities purchased or sold. This is known as an AssetMark “House Account.”
∅ Purchases or sales of securities that do not meet the definition of Reportable Security; e.g. money market, CDs, government securities, cryptocurrency, and mutual funds.
∅ Exercising corporate stock options, however the “sale” of the stock must be pre-cleared.
∅ Market driven exercise activity that is related to the purchase of a previously pre-approved options contract. Call/Put writing is not exempted from pre-clearance.
∅     Any acquisition of securities through the exercise of rights, as a result of corporate actions, as gifts or an inheritance. However, opening a new Reportable Account must be reported and sales of Reportable Securities must be pre-cleared.

∅ Any fixed income security considered a Reportable Security.
∅ Purchases or sales made in a model portfolio account (outside of the AssetMark platform) over which you have no discretion.However, this account type is not exempt from reporting requirements.
∅     Purchases or sales of Reportable Securities made pursuant to a set allocation in an Automatic Investment Plan that is a Reportable Account. If a purchase or sale of a Reportable Security is made outside of the set allocation, it must be pre-cleared. (See Exhibit C for more information)

∅     Purchases or sales in Reportable Securities in an account that is Beneficially Owned by a relative, other than a spouse or Domestic Partner, living in the same household as the Access Person. Note: Spousal and Domestic Partner Reportable Security Transactions must be pre-cleared.

∅ Purchases or sales in Reportable Securities or Reportable Funds held in the AssetMark 401k.

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VI.Reporting Requirements of Access Persons1
NOTE: This section applies primarily to Access Persons (see footnote). However, Compliance reserves the right to request documentation related to this section from any Supervised Person at any time. As well, if you are registered with AssetMark Brokerage, you must continue to report opened and closed accounts to the AssetMark Brokerage CCO in a timely manner.

The Companies and the Trusts will identify all Access Persons who are required to report and will inform you of your reporting obligations. Each Access Person must submit the following reports to the CCO, except with respect to transactions effected for, and Reportable Securities and Reportable Funds held in, any account over which the Access Person has no direct or indirect influence or control, or if the Access Person is otherwise exempted below. The required content of each report is described below.

A.List of Accounts

Must be received no later than 10 days after you become an Access Person and must include:
•Persons in your household who are considered “covered persons,” which includes all persons defined as Beneficial Owners; and
•Brokerage or other accounts maintained by you or such covered persons in which Reportable Securities are held or traded, or capable of being held or traded, including accounts managed on a discretionary basis. With respect to such discretionary accounts, where the Access Person has no investment discretion and the account is a managed account based on model portfolios, you must provide (i) a copy of the discretionary investment advisory agreement for the account, and (ii) all other reports set forth below.
B.Initial Holdings Report

This report must be received no later than 10 days after you become an
1 Items “E” and “G” are applicable to all Supervised Persons. For Access Persons, any report required by this section may contain a statement that the report will not be construed as an admission that you have any direct or indirect beneficial ownership in the Reportable Security to which the report relates.

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Access Person. The report must be current as of a date no more than 45 days prior to the date you become an Access Person and must include:

•Information about any Reportable Security or Reportable Fund in which you had any direct or indirect Beneficial Ownership as of the date you became an Access Person, including the title and type of security; the exchange ticker symbol or CUSIP number, as applicable; and the number of shares and the principal amount;

•The name of any broker, dealer or bank with whom you maintained a Reportable Account as of the date you became an Access Person; and

•The date on which you submit the report.
C.Quarterly Transactions Reports

Must be submitted no later than 30 days after the end of a calendar quarter in which any of the following transactions occur and must cover all transactions effected during the relevant calendar quarter:
a)Any transaction in a Reportable Security or Reportable Fund of which you had any direct or indirect Beneficial Ownership. This includes any transaction in a Reportable Security held in a current 401k (such as a spousal 401k), past live 401k (from a previous employer), and any brokerage account related to your AssetMark HSA account, including any brokerage account related to another HSA account. Quarterly Reporting also includes the requirement to report any “fund to fund” transfers in your AssetMark 401k or AssetMark Deferred Compensation Plan. In this instance, the report must include:

•The date of the transaction; the title; the exchange ticker symbol or CUSIP number, as applicable; the interest rate and maturity date, if applicable; the number of shares and the principal amount of each Reportable Security involved;

•The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•The price of the Reportable Security at which the transaction was effected;

•The name of the broker, dealer or bank with or through which the transaction was effected; and

•The date on which you submit the report.

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b)Any Reportable Account in which any securities were held during the quarter for your direct or indirect benefit. In this instance, the report must include:

•The name of the broker, dealer or bank with whom you established the account;

•The date the account was established; and

•The date on which you submit the report.

c)Any transactions in an unrestricted securities account. In this instance, the report must include:

•The name of the broker, dealer or bank with whom you have the unrestricted stock;

•The date the Reportable Security stock became unrestricted. You need NOT:
∅    Report any allocation driven transactions effected pursuant to an Automatic Investment Plan. Transactions that override the set allocation schedule, such as fund to fund transfers in your AssetMark 401k or AssetMark Deferred Compensation Plan, must be reported.

∅    Report any transactions for any account in which all of the information required to be in the Quarterly Transaction Report is contained in the records of the Companies or the Trusts (i.e. “House Accounts”). Note: Transactions for discretionary accounts managed outside of AssetMark must still be reported on a quarterly basis.

D.Annual Holdings Report2
Must be received annually, by the date specified by the CCO (the information must be current as of a date no more than 45 days before the report is submitted). This holding report includes any Reportable Security held in any beneficially owned Reportable Account, including any current or past live 401k, the AssetMark 401k or AssetMark Deferred Compensation Plan, the brokerage account related to your AssetMark HSA account, or any brokerage account related to another HSA account. Information must include:

2Any report required by this section may contain a statement that the report will not be construed as an admission that you have any direct or indirect beneficial ownership in the Reportable Security to which the report relates.

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•Information about any Reportable Security or Reportable Fund in which you have or had any direct or indirect Beneficial Ownership, including the title and type of security; the exchange ticker symbol or CUSIP number, as applicable; the number of shares and the principal amount;

•The name of any broker, dealer or bank with whom you maintain a Reportable Account; and

•The date on which you submit the report.

You need NOT:

∅ Report any holdings for any account in which all of the information required to be in the Annual Holdings Report is contained in the records of the Companies or the Trusts (i.e. AssetMark “House Accounts”). Note: Holdings for discretionary accounts managed outside of AssetMark must still be reported.

E.Reporting Requirement Exceptions

Access Persons on an official leave of absence, as approved by Human Resources (“HR”), will not be bound to the reporting requirements of the Code for the extent of their leave, provided that they do not have access to any information that would qualify them as an Access Person under the Code, including email access and/or access to any other company systems. Other issues and potential violations pertaining, but not limited to, leaves of absence such as planned or unplanned leaves of absence will be determined at the CCO’s discretion and will take into account the reasonable foreseeability of the circumstances surrounding the issue(s).

Supervised Persons: If any Supervised Person should gain access to any company system, including company email or have access to any non-public or sensitive company information while on leave of absence, they will automatically be restored to their full status under the Code upon obtaining such access or information. Therefore, they will be bound and subject to all applicable requirements of this Code, including all applicable reporting requirements herein. HR will immediately notify Compliance of such event.

Independent Trustees need not submit an Initial Holdings Report or Annual Holdings Report if required to do so solely by reason of being a Trustee of the Trusts. In addition, you need not submit a Quarterly Transaction Report if required to do so solely by reason of being a Trustee of the Trusts, unless you knew or, in the ordinary course of fulfilling your official duties as a trustee, should have known, that during the 15 day period immediately before or after your

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transaction in a Reportable Security, one of the series of the Trusts purchased or sold the Reportable Security or one of the series of the Trusts or AssetMark considered purchasing or selling the Reportable Security. Independent Trustees are also exempt from Annual Reporting Requirements.

F.Reporting Requirements of Access Persons Who Resign or are Terminated

In the event that an Access Person resigns or is terminated, he or she must promptly provide Compliance with copies of statements for all of their Reportable Accounts through the end of the month in which the Access Person was terminated or resigned. If an Access Person receives quarterly statements for a Reportable Account, the Access Person will be required to provide quarterly statements through the end of the quarter in which the Access Person resigned or was terminated.
G.Annual Certification of Compliance with this Code

As a Supervised Person, you must certify annually that you have:

•Read and understood that you are subject to and have complied with the requirements of this Code in entirety; and

•Reported all personal transactions in Reportable Accounts required to be reported by this Code, if applicable.

Part Two: Policy Prohibiting Insider Trading
The Policy Prohibiting Insider Trading is designed to prevent insider trading and the misuse of nonpublic information, as required by section 204A of the Advisers Act. All defined terms should be referenced back to Section III of Part I of the Code. The laws concerning insider trading generally prohibit:

∅    The purchase or sale of securities by an insider, while in possession of material nonpublic information;

∅    The purchase or sale of securities by a non-insider, while in possession of material nonpublic information which was misappropriated or disclosed to the non-insider in violation of an insider’s duty to keep the information confidential; and

∅    The communication of material nonpublic information in violation of a confidentiality obligation where the information leads to the purchase or sale of securities.

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The term “insider trading” is generally used to refer to (i) a person’s use of material nonpublic information in connection with transactions in securities, or (ii) certain communications of material nonpublic information. This policy applies to trades made by Supervised Persons in personal accounts as well as trades made on behalf of clients of the Companies, including the Trusts and any Managed Account. The Companies and the Trusts require that Supervised Persons obey the law and not trade on the basis of material nonpublic information. In addition, Supervised Persons are discouraged from seeking or knowingly obtaining material nonpublic information about publicly traded companies. It is also considered insider information if a Supervised Person has access to any material nonpublic information relating to any investment decisions or proprietary product development relating to AssetMark and its affiliates.

I.Who is an Insider?
The concept of “insider” is broad. It includes the officers, trustees, employees and majority shareholders of a company. In addition, you can be considered a “temporary insider” of a company if you enter into a confidential relationship in the conduct of the company’s affairs and, as a result, are given access to company information that is intended to be used solely for company purposes. Analysts are usually not considered insiders of the companies that they follow, although if an analyst is given confidential information by a company’s representative in a manner which the analyst knows or should know to be a breach of that representative’s duties to the company, the analyst may be deemed a temporary insider.

II.What is Material Information?
Information is material if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision. To fulfill the materiality requirement, there must be a substantial likelihood that a fact would have been viewed by the reasonable investor as having significantly altered the total mix of information made available. No simple “bright-line” test exists to determine whether information is material. Because assessments of materiality are highly fact-specific, you should direct any questions regarding the materiality of information to the CCO.

It is impossible to create an exhaustive list of the types of information or events that would be material in all circumstances. However, the following items are some types of information or events that should be reviewed carefully to determine whether they are material:

▪earnings information, estimates or results, and earnings announcements;

▪mergers, acquisitions, tender offers, joint ventures or changes in assets;

▪new products or discoveries, or developments regarding customers or suppliers (e.g., the acquisition or loss of a contract);

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▪changes in control or in management;

▪change in auditors or auditor notification that the issuer may no longer rely on an auditor’s audit report;

▪events regarding the issuer’s securities -- e.g., defaults on senior securities, calls of securities for redemption, repurchase plans, stock splits or changes in dividends, changes to the rights of security holders, public or private sales of additional securities; and

▪bankruptcies or receiverships; or

▪major lawsuit or claim.

III.What is Nonpublic Information?
Information is nonpublic if it has not been disseminated in a manner making it available to investors generally. For example, information contained in a report filed with the SEC, a press release, or other press report appearing in a publication (including a website) of general circulation (i.e., Bloomberg, The Wall Street Journal, Reuters, Associated Press, etc.) would usually be considered generally available to the public. Limited disclosure does not make the information public.

A.Not Certain if You Have “Inside” Information?

If you have any doubts about whether you are in possession of material, nonpublic information about AssetMark or another company, consult the CCO.

If you think that you may have access to material, nonpublic information, you should take the following steps:

▪Report the information and any proposed trade immediately to the CCO.

▪Do not purchase or sell the securities on behalf of yourself or others, including the Trusts or any Managed Accounts.

▪Do not communicate the information to any other employee or person other than the CCO.

▪After the CCO has reviewed the issue, the CCO will determine whether the information is material and non-public and, if so, what action you and the Companies should take.

B.Penalties for Insider Trading

The penalties for trading on or communicating material nonpublic information are severe, both for the individuals involved in the unlawful conduct

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and for their employers. You can be subject to some or all of the penalties set forth below even if you do not personally benefit from the violation. Penalties include:

▪administrative penalties;

▪civil injunctions;

▪disgorgement of profits;

▪substantial fines;

▪criminal penalties and/or jail sentences; and

▪serious disciplinary measures imposed by the Trusts and/or the Companies, including dismissal.

C.Serving as an Officer or Director of a Publicly Traded Company

Because officers, directors or trustees of a publicly traded company have special information about that company, the Companies and the Trusts require the CCO’s approval before any of their trustees, directors, officers or employees may agree to serve as an officer or director of a publicly traded company. The CCO will design appropriate procedures to mitigate any conflicts of interest and any potential insider trading issues depending upon the requirements of each individual situation.

D.AssetMark’s Insider Trading Policy

AssetMark Financial Holdings, Inc. is a NYSE listed publicly traded company, and all employees are subject to AssetMark’s Insider Trading Policy. This policy is put in place to ensure all employees comply with regulatory requirements related to insider trading concerns. This includes blackout periods for all employees for trading AMK stock. Additionally, employees considered “insiders” are called “Window Group” (“WG”) participants, and are subject to stricter AMK trading requirements.

Part Three: Gift & Entertainment Policy
The Companies and the Trusts have jointly adopted this Gift & Entertainment Policy. The purpose of this Policy is to ensure that Supervised Persons, in carrying out their respective duties: (i) act in accordance with the highest ethical standards; (ii) meet all applicable legal and regulatory requirements with respect to the giving and receipt of gifts and entertainment; and (iii) avoid any actual or potential conflicts of interest that may result from the giving or receipt of gifts or entertainment.

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For purposes of this Policy, the distinction between a “gift” and “entertainment” is an important one. Generally, as used throughout this Policy, the term “gift” refers to all items that are accepted from or given to any person as a result of a primary business relationship. “Entertainment” means any event, meal or activity whose primary purpose is business-related and is offered and attended by a person who himself/herself or through his/her employer or affiliate has a current or prospective business relationship with AssetMark or the Trusts. If the person or entity paying for the entertainment does not have a person or representative attend the event, the event constitutes a “gift” subject to the gift policy.

I.Applicable Laws and Regulations
As an investment adviser, AssetMark owes general fiduciary duties to its advisory clients that are relevant when considering the receipt of gifts and/or entertainment. All employees who are registered with AssetMark Brokerage, LLC are under the additional duty to comply with AssetMark Brokerage’s Written Supervisory Procedures pertaining to gifts and entertainment and non-cash compensation arrangements that may be given or received in connection with the business of AssetMark Brokerage.

II.Policy
A.General Prohibitions

No employee of the Companies may accept or provide any gifts or business entertainment relating to the Companies’ business unless permitted in this Policy. Before accepting or providing any gift or business entertainment, all employees should use their judgment and consider whether their giving or receipt of such gift or entertainment is consistent with both the letter and the objectives of this Policy. If you have any questions as to the propriety of a specific gift or business entertainment event, you should contact the CCO prior to acceptance.

As a matter of general policy, you are prohibited from:

1.Giving or receiving any gift or entertainment that is conditioned upon any future or continuing business relationship with AssetMark, the Trusts or a Managed Account.

2.Soliciting any gifts or entertainment.

3.Accepting cash gifts.

B.Limitations on Giving or Receiving Gifts

You are prohibited from giving or receiving any gift with a value greater than $100 per person, per year, in aggregate to or from any person or entity

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that does business with the Trusts, a Managed Account or the Companies or where the Companies have the power to directly or indirectly spend client funds to hire the person or entity, or recommend that the person or entity be hired or engaged.

If you are giving a gift or entertainment to an ERISA Plan Sponsor, the total value of gifts and entertainment together given per year to any one sponsor cannot exceed $250 in aggregate (however the gift limitation of $100 per person, per year, in aggregate still applies).

Gifts given to third-party financial advisors for life events will not count toward the $100 per individual, per year in aggregate total, as such gifts are given by the Adviser, in regard to the Adviser’s business relationship with the third-party financial advisor, not the Firm. Examples of life event gifts are:
•Bereavement gifts for the loss of a family member
•Wedding gift
•Arrival of a new-born

Employees registered with AssetMark Brokerage must also comply with their policies regarding gifting, which require pre-clearance prior to gifting.

C.Limitations on Receiving Entertainment

You may receive or participate in “reasonable and customary” business entertainment such as an occasional meal, round of golf, sporting event, theater production or comparable entertainment event, so long as it is neither so frequent nor so extensive as to raise any question of impropriety. As a general guideline, entertainment provided more frequently than once per quarter by the same vendor or advisor may not be considered “reasonable and customary” business entertainment.

Before accepting any business entertainment that is valued at greater than $250.00, you must request pre-approval from the CCO. The giver of the entertainment must be present at the event in order to qualify as business entertainment. If the person giving the entertainment is not present at the event, the entertainment is considered a gift and is subject to the $100 per person per year limitation.

Employees registered with AssetMark Brokerage must also comply with their policies pertaining to entertainment that may be given or received in connection with the business of AssetMark.

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III.Compliance Procedures
A.Providing Policy to Employees

AssetMark will provide each Supervised Person a copy of this Policy upon commencement of their employment and periodically thereafter.

B.Annual Certification

Each Supervised Person will certify annually that the employee has received, understands and is in compliance with this Policy or, if not in compliance, shall provide a relevant explanation of the circumstances.

Part Four: Whistleblower Procedures
This section outlines the Procedures for raising an integrity concern or for reporting a Reportable Issue within the Companies. For purposes of these Procedures, “Reportable Issues” include, but are not limited to, issues related to accounting, internal controls or financial reporting for the Trusts; violations of applicable laws, rules or regulations; violations of this Code of Ethics and Business Conduct of the Companies and the Trusts; and any other unethical behavior; “Interested Persons” as used herein, means all employees of the Companies.

No retaliation against employees will be permitted for good faith reporting of relevant concerns regarding Reportable Issues.

I.Submission of Complaints
Employees are required to report to the CCO any Reportable Issue that constitutes a violation of this Code. Employees are urged to report any potential Reportable Issue or integrity concern and are directed to report this issue locally within their business segment to their supervisor or manager. Employees may also report a concern to any member of the Compliance team or internal Legal counsel. The employee may also utilize the independent reporting agency to anonymously submit concerns surrounding a Reportable Issue. (See section IV. below) All submissions, as well as any follow-up communications, will be handled through the proper channels and dealt with on confidential basis, if an employee so desires.

II.Reporting of Submissions
Issues related to accounting, internal controls or financial reporting for a Trust shall be reported to members of the Audit Committee of the Trust within a reasonable time period, but no later than the next regularly scheduled meeting of the Board. The

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Board shall consider any such complaints and take action that the Audit Committee, in its discretion, deems appropriate.

III.Publication and Amendment of Procedures
These Procedures shall be made readily accessible to all Interested Persons.
The Board of Trustees of each Trust shall approve these Procedures and any amendments hereto.

IV.Contact Information
AssetMark has contracted with the following agency to receive employee integrity concerns:

Independent Reporting Agency: Lighthouse Services, Inc. Online Submission: www.lighthouse-services.com/assetmark
Email: reports@lighthouse-services.com (must include company name with report)

Toll Free Telephone number: (855) 780-0076

Fax Number: (215) 689-3885 (must include company name with report)

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EXHIBIT A –List of Reportable Mutual Fund

The Trusts
(Registered Investment Companies advised by AssetMark, Inc.)

GPS Funds I (GuideMark Funds)

GPS Funds II (GuideMark and GuidePath Funds) Savos Investments Trust (Savos Dynamic Hedging Fund)

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EXHIBIT B – Reportable Account Types for Access Persons

The following table is a guide to assist Access Persons in understanding the reporting requirements, for specific account types under the Code.

Account Type (All account types are reportable if you can purchase or sell Reportable Securities or Reportable Funds)	Reporting Requirement
	Initial Holdings (within 10 days of hire)	Quarterly Transactions (within 30 days after quarter end)	Annual Holdings1
Brokerage trading account	Yes2	Yes2	Yes2
Mutual Fund Only Account held at Fund Company (Non-Reportable Fund)	No	No	No
AssetMark 401K or AssetMark Deferred Compensation Plan	N/A	Yes3	Yes
Brokerage account related to your AssetMark Health Savings Account (HSA)	N/A	Yes	Yes
Brokerage account related to a non-AssetMark HSA account	Yes	Yes	Yes
401K (Non-AssetMark 401K, that does not hold and is not capable of holding Reportable Securities)	No	No	No
401K (Non-AssetMark 401K, if it holds or is capable of holding Reportable Securities)	Yes	Yes	Yes
Accounts holding AMK stock grants including 10b5-1 plans	Yes	Yes	Yes
Managed Account on the AssetMark platform (“House Accounts”)	No	No	No
Discretionary Managed Accounts, with Reportable Securities4 (Outside Advisory Accounts, including Robo Advisors)	Yes	Yes	Yes
Peer to Peer Lending Accounts	Yes	Yes	Yes
529 College Savings Plans	No5	No5	No5
Direct Stock Purchase Plans	Yes	No6	Yes
Dividend Reinvestment Plans (DRIPs)	Yes	No6	Yes
Employee Stock Ownership Plans (ESOPs)	Yes	No6	Yes
Employee Stock Purchase Plans (ESPPs) (“Company Stock Funds”)	Yes	No	Yes
Physical certificates for stock, ETFs, Closed- End funds or other Reportable securities	Yes	Yes	Yes
If your account type is not listed, please contact Compliance
1 Fulfilled by fourth quarter transaction report from broker if it includes all holdings.
2 This includes outside accounts that hold the Reportable Funds.
3 Required for “fund to fund” transfers only
4 This requires a discretionary management agreement and reporting.
5 Unless it holds or is capable of holding Reportable Securities

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6 Transactions that override the set allocation schedule must be reported. This includes fund to fund transfers in your AssetMark 401k or AssetMark Deferred Compensation Plan

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EXHIBIT C – Pre-clearance Chart for Access Persons
The following table is a guide to the Pre-Clearance requirements for transactions in certain security types for Access Persons.

Security Type	Must be Pre-Cleared Prior to Executing the Transaction
Initial Public Offering (IPO)	Yes
Limited Offerings, Private Placements	Yes
Stock	Yes1, 2
Options (including Call/Put writing)	Yes
Exchange-Traded Products (ETFs, ETNs, REITs, etc.)	Yes1, 2, 3,
Exchange-Traded Closed-End Fund	Yes1, 2
Broad-Based Index Options	Yes
CDs	No
Cryptocurrency	No
Government Securities	No
Mutual Funds	No
Money Market	No
Bonds or other fixed-income securities	No

1 Transactions executed automatically based on a set allocation in an Automatic Investment Plan are exempt from pre-clearance.
2 Transactions executed by a discretionary manager as part of a discretionary management agreement are exempt from pre-clearance.
3 Transactions executed in AssetMark’s 401k or AssetMark’s Deferred Compensation Plan are exempt from pre-clearance.

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